HORIZON HEALTHCARE CORPORATION
EXHIBIT 11.1
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)

Common and Common Equivalents:


                                                           Three months ended             Nine months ended
                                                               February 28,                  February 28,
                                                           1995           1994           1995           1994
                                                       ----------     ----------     ----------     ----------
Net Earnings                                         $      9,146    $     4,484   $     22,834   $     10,800
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Applicable Common Shares:

  Weighted average outstanding
  shares during the period                                 28,923         17,920         25,248         14,062

  Weighted average shares
  issuable upon exercise of
  common stock equivalents
  outstanding (principally stock
  options and warrants using the
  treasury stock method)                                      644            629            684           589
                                                       ----------     ----------     ----------     ----------
Total                                                      29,567         18,549         25,932         14,651
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------
NET EARNINGS PER SHARE                               $       0.31   $       0.24   $       0.88   $       0.74
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

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HORIZON HEALTHCARE CORPORATION
EXHIBIT 11.1
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)

Assuming Full Dilution:


                                                           Three months ended             Nine months ended
                                                               February 28,                  February 28,
                                                           1995           1994           1995           1994
                                                       ----------     ----------     ----------     ----------

Net Earnings                                         $      9,146    $     4,484   $     22,834   $     10,800

Interest on subordinated convertible
  notes, net of income taxes                                    0            308              0          1,428
                                                       ----------     ----------     ----------     ----------

Earnings used for computation of
  per share earnings                                 $      9,146   $      4,792   $     22,834   $     12,228
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Applicable Common Shares:

  Weighted average outstanding
  shares during the period                                 28,923         20,436         25,248         14,901

  Weighted average shares
  issuable upon exercise of
  common stock equivalents
  outstanding (principally stock
  options and warrants using the
  treasury stock method and
  subordinated convertible notes in 1994)                     644            690            684          3,638
                                                       ----------     ----------     ----------     ----------
Total                                                      29,587         21,126         25,932         18,539
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------
NET EARNINGS PER SHARE                               $       0.31   $       0.23   $       0.88   $       0.66
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------